UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2020
EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street,	Suite 200
Kansas City,	Missouri	64106
(Address of principal executive offices) (Zip Code)

(816)	472-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	EPR	New York Stock Exchange

5.75% Series C cumulative convertible preferred shares, par value $0.01 per share	EPR PrC	New York Stock Exchange

9.00% Series E cumulative convertible preferred shares, par value $0.01 per share	EPR PrE	New York Stock Exchange

5.75% Series G cumulative redeemable preferred shares, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.03.	Material Modification to Rights of Security Holders.
The information set forth in Item 5.03 below regarding the amendment to the Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), of EPR Properties (the "Company") is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 29, 2020, at the 2020 Annual Meeting of Shareholder (the "2020 Annual Meeting") of the Company held on May 29, 2020, the Company's shareholders approved an amendment (the "Amendment") to the Declaration of Trust to add a new Article Twentieth. The new Article Twentieth allows the Company to redeem its Securities where the person owning or controlling such Securities is determined to be unsuitable to own or control such Securities due to failure to comply with all applicable laws, statutes and ordinances pursuant to which any gaming authority possesses regulatory, permit and licensing authority over the conduct of gaming activities. The new Article Twentieth defines the term "Securities" to mean the Company's common shares, preferred shares and/or capital stock, member's interests or membership interests, partnership interests or other equity securities of entities affiliated with the Company. The Amendment was filed with the State Department of Assessments and Taxation of Maryland on June 1, 2020.
The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference. A more detailed description of the material changes in rights of the Company's shareholders as a result of the Amendment was included in Proposal No. 3 of the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2020, which description is incorporated in its entirety herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Company's 2020 Annual Meeting, the matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:
Proposal No. 1
The following nominees for trustees were elected to serve one-year terms expiring in 2021:

	For	Withheld	Broker Non-Votes
Barrett Brady	56,417,895	1,301,656	9,990,570
Peter C. Brown	56,318,835	1,400,716	9,990,570
James B. Connor	56,717,138	1,002,413	9,990,570
Robert J. Druten	55,288,917	2,430,635	9,990,570
Gregory K. Silvers	56,944,761	774,790	9,990,570
Robin P. Sterneck	55,579,278	2,140,274	9,990,570
Virginia E. Shanks	56,906,707	812,845	9,990,570
Proposal No. 2
The shareholders approved the compensation of the Company's named executive officers as presented in the Company's proxy statement on a non-binding, advisory basis:

For	53,118,132
Against	4,339,678
Abstain	261,742
Broker Non-Vote	9,990,570

Proposal No. 3
The shareholders approved the Amendment to the Company's Declaration of Trust as described under Item 5.03 above:

For	57,254,033
Against	319,963
Abstain	145,556
Broker Non-Vote	9,990,570
Proposal No. 4
The shareholders approved the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2020:

For	65,912,023
Against	1,655,642
Abstain	142,457
Broker Non-Vote	—

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment of Amended and Restated Declaration of Trust of EPR Properties, filed June 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Executive Vice President, General Counsel and Secretary
Date: June 2, 2020